ARTICLES OF INCORPORATION

                                       OF

                          ROGERS CABLESYSTEMS OF ALASKA, INC.


                 KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being over eighteen years of age, has formed a business corporation under and pursuant to the laws of the State of Alaska and does hereby certify:

                                    ARTICLE I

                 The name of this corporation is Rogers Cablesystems of Alaska, Inc.

                                   ARTICLE II

                 The object and purposes for which this corporation is I formed are as follows:

                 (a) This corporation shall have all the powers to do and transact any and all actions and have all of the powers mentioned and set forth directly or by inference in the Alaska Statutes, Title 10, Chapter 6, including AS 10.06.010.

                 (b) Without in any manner intending to limit the powers specified in the Alaska Statutes, this corporation, at its inception and as its main corporate purpose, shall engage in the business of providing cable television service.


                                   ARTICLE III

                 The authorized capital stock of this corporation shall be 100,000 shares of nonassessable common stock fully voting, fully participating.

                                   ARTICLE IV

                 To the extent available, both retained earnings and paid--in capital may be used for the purchase and redemption of common stock issued by this corporation.

                 No holder of any stock of this corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional share, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                 During any time that the corporation shall be bound by provision in its Bylaws or by an agreement with its shareholders restricting transfer of shares, no person may acquire shares in the corporation except in accordance with the terms of such Bylaws or agreement, a copy of which shall be available for inspection at the office of the corporation. The provisions of such Bylaws or agreement, as amended, are hereby incorporated by reference.

                                    ARTICLE V

                 To the full extent permitted by law and subject only to those limitations expressly stated in AS l0.O6.2l0(1)(M), no director of this corporation shall have any personal liability to the corporation or its shareholders for monetary damages for the breach of fiduciary duty as a director. This provision shall apply in addition to, and not in substitution for, indemnification provisions contained in this corporation's Bylaws or provided by contract.

                                   ARTICLE VI

                 The name and address of each alien affiliate is:

                          Rogers Finance Company Limited
                          Camlyn Hastings
                          Christ Chuch
                          Barbados, 14. I.

                          Rogers Canadian Holdings Inc.
                          Suite 2600
                          Commercial Union Tower
                          Toronto Dominion Centre
                          P.0. Box 249
                          Toronto, ON M5K lJ5

                          Rogers Communications Inc.
                          Suite 2600
                          Commercial Union Tower
                          Toronto Dominion Centre
                          P.0. Box 249
                          Toronto, ON M5K 1J5

                                   ARTICLE VII

                 The address of the corporation's initial registered office is:

                          Rogers Cablesystems of Alaska, Inc.
                          do Hughes, Thorsness, Gantz, Powell & Brundin 509 West Third Avenue
                          Anchorage Alaska 99501

                 The name of the corporation's initial registered agent is:
                 Mary K. Hughes.

                                  ARTICLE VIII

                 The management of the affairs and concerns of this corporation is hereby vested in its Board of Directors. The number of directors shall be fixed from time to time by the Bylaws. The names and addresses of the initial Board of Directors are:

                           John C. Frank
                           One Sealaska Plaza, Suite 303
                           Juneau, Alaska 99801

                           Mary Hughes
                           509 West Third Avenue
                           Anchorage, Alaska 99501

                           Jayne Gilbert
                           One Sealaska Plaza. Suite 303
                           Juneau, Alaska 99801

         IN WITNESS WHEREOF, the undersigned, being the original incorporator hereinabove named, has signed these Articles of Incorporation, in duplicate, this 19 day of January, 1990.


                                          /s/
                                          Mary K. Hughes



                                              VERIFICATION


STATE OF ALASKA           )
                          )  ss.
THIRD JUDICIAL DISTRICT   )


                 I, Mary K. Hughes, say on oath or affirm that I have read the foregoing Articles of Incorporation and believe all statements made therein are true.


                                          /s/
                                          Mary K. Hughes

                 SUBSCRIBED AND SWORN TO or affirmed before me at Anchorage, Alaska, this 19th day of January, 1990.


                                          /s/
                                          NOTARY PUBLIC in and for Alaska
                                          My Commission Expires:

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       ROGERS CABLESYSTEMS OF ALASKA. INC.


                   Pursuant to the provisions of the Alaska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                   FIRST: The following amendment of the Articles of Incorporation was adopted by the board of directors of the corporation on the 8th day of 1February, 1990, in the manner prescribed by the Alaska Business Corporation Act:

                   RESOLVED, that the Articles of Incorporation, specifically
                   Article VIII, be amended to delete the names and addresses of the initial Board of Directors and to state the names and addresses of the initial Board of Directors are:

                   Edward S. Rogers
                   Suite 2600, Commercial Union Tower
                   P.O. Box 249, Toronto Dominion Centre
                   Toronto, Ontario MSK 135

                   Cohn 0. Watson
                   Suite 2600, Commercial Union Tower
                   P.O. Box 249, Toronto Dominion Centre
                   Toronto, Ontario M5K 1.35

                   Graham W. Savage
                   Suite 2600, Commercial Union Tower
                   P.O. Box 249, Toronto Dominion Centre
                   Toronto, Ontario M51( 135

                   Philip B. Lind
                   Suite 2600, commercial Union Tower
                   P.O. Box 249, Toronto Dominion Centre
                   Toronto, Ontario M5K 135
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                   SECOND: The number of shares of the corporation authorized at the time of such adoption was 100,000; however, said shares have not been issued.

                   THIRD: No shares were entitled to vote thereon.

                   FOURTH: The amendment does not change the amount stated capital of the corporation.

                   DATED this 8th day of February, 1990.


                                  ROGERS CAELESYSTEMS OF
                                  ALASKA, INC.


                                  By: /s/
                                      Mary K. Hughes
                                      President

                                  By: /s/
                                      John G. Frank
                                      Secretary


STATE OF ALASKA             )
                            )ss.
THIRD JUDICIAL DISTRICT     )

                   I, Mary K. Hughes, President of Rogers Cablesystems of Alaska, Inc., say on oath or affirm that I have read the foregoing Articles of Amendment to the Articles of Incorporation and believe all statements made therein are true.


                                  /s/
                                  Mary K. Hughes



                   SUBSCRIBED AND SWORN TO OR AFFIRM before me this 8th day of February, 1990, at Anchorage, Alaska.


                                  /s/
                                  Notary Public, State of Alaska
                                  My Commission Expires: 05-13-93